Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2011 First Quarter Financial Results

GAAP Net Income Improves by $13.1 Million from First Quarter 2010;

Economic Income Improves by $18.1 Million from First Quarter 2010

New York, May 6, 2011 - Cowen Group, Inc. (NASDAQ: COWN) (“the Company”) today announced its operating results for the first quarter ended March 31, 2011.

2011 First Quarter GAAP Financial Information and Select Balance Sheet Data

For the first quarter of 2011 the Company reported GAAP net income of $0.1 million, or $0.00 per share, on revenues of $64.2 million, other income of $19.0 million and total expenses of $82.2 million. This result compares to a GAAP net loss of $13.0 million, or $0.18 per share on revenues of $56.3 million, other income of $19.8 million and total expenses of $81.2 million in the first quarter of 2010.  The Company’s stockholders’ equity as of March 31, 2011, was $456.6 million, or book value per share of $6.04, compared to stockholders’ equity of $449.3 million, or book value per share of $5.95, as of December 31, 2010.  At March 31, 2011, the Company’s tangible book value per share increased to $5.52 from $5.42 at December 31, 2010. The tables below summarize the Company’s GAAP financial results and select balance sheet data.

Summary GAAP Financial Information

	Three Months Ended
	Mar. 31,			Dec. 31,
(Dollar amounts in millions)	2011	2010	% Δ	2010	% Δ

Revenues	$64.2	$56.3	14%	$69.7	(8)%
Expenses	(82.2)	(81.2)	1%	(106.8)	(23)%
Other income	19.0	19.8	(4)%	25.3	(25)%
Income tax (expense) benefit	(.2)	.3	NM	22.0	NM
Net income (loss)	.9	(4.9)	NM	10.3	(91)%

Net income (loss) attributable to Cowen Group, Inc.	$.1	$(13.0)	NM	$4.1	(98)%

Select Balance Sheet Data

	Mar. 31	Dec. 31
	2011	2010
Stockholders’ equity	$456.6	$449.3
Book value per share	$6.04	$5.95
Tangible book value per share	$5.52	$5.42

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principals (“GAAP”).  Economic Income financial measures are considered by management to be supplemental to the GAAP results and are intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); and (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies certain revenues and expenses.  For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release. The table below provides summary Economic Income (Loss) financial information.

Summary Economic Income (Loss) Financial Information

	Three Months Ended
	March 31,			Dec. 31,
(Dollar amounts in millions)	2011	2010	% Δ	2010	% Δ

Revenues	$79.7	$61.7	29%	$101.0	(21)%
Expenses	(72.3)	(72.8)	(1)%	(92.8)	(22)%
Net Economic Income (Loss) before non-controlling interests	7.4	(11.1)	NM	8.2	(10)%
Economic Income (Loss)	$7.0	$(11.1)	NM	$6.4	9%
Economic Income (Loss) excluding certain non-cash items	$12.3	$(6.5)	NM	$12.8	(4)%

First Quarter Economic Income and AUM Highlights

•                 Economic Income increased by $18.1 million to $7.0 million in the first quarter 2011 from an Economic Loss of $11.1 million in the first quarter 2010, driven by increased revenues across both of the Company’s business segments.

•                 Investment banking revenue increased 145% to $14.7 million in the first quarter 2011 on 16 transactions closed during the quarter, from $6.0 million on 9 transactions in the comparable period of 2010.

•                 Incentive income increased 160% to $5.2 million in the first quarter 2011 from $2.0 million in the first quarter 2010, primarily driven by fund performance and an increased level of assets currently incentive fee-eligible.

•                 Investment income increased 51% to $17.2 million in the first quarter 2011 from $11.4 million in the first quarter 2010, primarily driven by an increase in invested assets and improved performance of portfolio.

•                 Compensation and benefits expense declined to 49% of Economic Income revenue in the first quarter 2011, from 62% in the first quarter 2010, excluding reimbursed compensation expenses, severance charges and compensation expense related to the 2008 acquisition of Latitude, driven by increased revenues.

•                 Non-compensation expenses declined 8% to $30.5 million in the first quarter 2011 from $33.3 million in the first quarter 2010.

•                 Fixed non-compensation expenses declined 12% to $21.6 million in the first quarter 2011 from $24.5 million in the first quarter 2010.

•                 Assets under management increased by approximately $700 million to $9.7 billion as of April 1, 2011, as compared to $9.0 billion as of January 1, 2011, including net subscriptions of $544 million and a performance-related appreciation in assets under management of $154 million.

“I am pleased to report that we continued to execute on our business plan in the first quarter and recorded our second consecutive quarter with positive economic income,” said Peter Cohen, Chairman and CEO.  “I believe our results provide an indication of our momentum following our efforts to integrate and refocus our businesses throughout 2010.  Indeed, assets under management increased for the fifth consecutive quarter and have now returned to levels not seen since late 2008.  Following a strong fourth quarter, our investment banking unit continued to show signs of progress, principally driven by our underwriting business which benefited from favorable equity market conditions during the quarter. While it is gratifying to see the preliminary results of our cumulative efforts, we remain steadfast in our desire to continue to build upon the Cowen brand and to develop a consistent track record of positive earnings.”

2011 First Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the first quarter 2011 was $79.7 million, a 29% increase compared to $61.7 million in the first quarter 2010.  The increase in Economic Income revenue was primarily the result of an increase in investment banking fees, investment income and incentive income, partially offset by a reduction in brokerage revenue.

	Three Months Ended
	March 31,			Dec. 31,
(Dollar amounts in millions)	2011	2010	% Δ	2010	% Δ

Investment banking	$14.7	$6.0	145%	$15.8	(7)%
Brokerage	27.6	29.6	(7)%	26.8	3%
Management fees	14.0	12.6	11%	15.1	(7)%
Incentive income	5.2	2.0	160%	6.3	(17)%
Investment income	17.2	11.4	51%	36.8	(53)%
Other revenue	1.1	.1	NM	.2	NM
Total Revenues	$79.7	$61.7	29%	$101.0	(21)%

Compensation and Benefits Expense

First quarter 2011 compensation and benefits expense was $42.7 million, a 4% increase compared to $41.3 million in the first quarter 2010.  The increase in compensation expense was primarily driven by increased stock compensation expense and severance expense.

The compensation to Economic Income revenue ratio declined to 54% in the current quarter from 67% in the comparable prior year period driven by higher revenues.  Compensation and benefits expense for the first quarter 2011 and 2010 included $4.1 million and $2.0 million, respectively, in share-based and other non-cash deferred compensation expense. Compensation and benefits expense excludes transaction-related award expense of $3.9 million and $2.1 million in the first quarter 2011 and 2010, respectively.

Compensation and benefits expense was 49% of Economic Income revenue in the first quarter 2011, excluding $1.2 million of expenses associated with activities for which the Company is reimbursed, $2.5 million of severance expense and $0.2 million in compensation expenses related to the 2008 acquisition of Latitude.

Non-Compensation Expenses

Total non-compensation expenses for the first quarter 2011 were $30.5 million, down 8% from $33.3 million in the first quarter 2010.

Fixed non-compensation expenses in the current quarter decreased by 12% to $21.6 million as compared to $24.5 million in the comparable prior year quarter.  The Company realized cost savings in all areas of its fixed expenses with the exception of professional fees, including legal expenses. Variable non-compensation expenses, which include trade clearing and execution expenses, were $8.9 million in the first quarter 2011, up 2% compared to $8.8 million in the first quarter 2010, primarily due to increased marketing and business development expenses.

Non-Compensation expenses in the first quarter 2011 exclude $2.8 million in acquisition-related expenses such as legal, consulting and banking fees, associated with the proposed acquisition of LaBranche & Co Inc. and other reorganization charges within the alternative investment management business.

Alternative Investment Management

Assets Under Management

As of April 1, 2011, the Company had assets under management of $9,739 million compared to assets under management of $9,041 million as of January 1, 2011.  The $698 million increase in assets under management during the period resulted from net subscriptions primarily into Ramius’ Alternative Solutions and cash management products, amounting to $544 million (including redemptions effective on April 1, 2011) and a performance-related appreciation in assets of $154 million.

Refer to the tables below for a breakout of total assets under management as of April 1, 2011, and January 1, 2011 and a rollforward of assets under management for each period.

Assets Under Management by Platform:

	Total Assets under Management
Platform	April 1, 2011		January 1, 2011		Primary Strategies

Hedge Funds	$1,397	(1)	$1,385	(1)	Single Strategy
					Multi-Strategy

Alternative Solutions	2,007	(2)	1,750	(2)	Single Strategy
					Multi-Strategy
					Customized Solutions
					Hedging Strategies
					Commodity Trading Advisory

	1,189		1,124		Advisory

Real Estate (3)	1,628	(4)	1,628	(4)	Debt
					Equity

Cowen Healthcare Royalty Partners (5)	1,131	(4)	1,041	(4)	Royalty Interests

Other (6)	2,387		2,113		Cash Management
					Mortgage Advisory
Total	$9,739		$9,041

(1)     This amount includes the Company’s invested capital of approximately $139 million and $154 million as of April 1, 2011, and January 1, 2011, respectively.

(2)     This amount includes the Company’s invested capital of approximately $22 million and $32 million as of April 1, 2011, and January 1, 2011, respectively.

(3)     Ramius owns between 30% and 55% of the general partners of the real estate business. We do not possess unilateral control over any of these general partners.

(4)     This amount reflects committed capital.

(5)     The Company shares the management fees from the Cowen Healthcare Royalty Partners (“CHRP”) Funds equally with the founders of the CHRP Funds. In addition, the Company receives a share of the carried interests of the general partners of the CHRP Funds of between 33.3% and 40.2%.

(6) Ramius’s cash management services business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (“CDOs”) held by investors and liquidates CDOs that were historically managed by others.

Assets Under Management by Period:

	Three Months Ended
	April 1, 2011	January 1, 2011

Beginning Assets under Management (1)	$9,041,446	$8,225,947
Net Subscriptions (Redemptions)	543,693	776,126
Net Performance (2)	153,625	39,373
Ending Assets under Management	$9,738,764	$9,041,446

(1)     Beginning assets under management is as of January 1, 2011, for the three months ended April 1, 2011, and as of October 1, 2010, for the three months ended January 1, 2011.

(2)     Net performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

Fund Performance:

Please see the “Fund Performance” section of this press release for performance information on the Company’s funds as of March 31, 2011.

Management Fees:

Management fees were $14.0 million in the first quarter 2011, an increase of 11% compared to $12.6 million in the first quarter 2010.  As compared to the prior year period, the increase in management fees was primarily the result of an increase in average total assets under management in the first quarter 2011, partially offset by a decline in average annualized management fees charged. The average annualized management fee charged in the first quarter 2011 was 0.61%, as compared to 0.65% in the first quarter 2010 and 0.61% for the full year 2010. The year-over-year decline in average fees has been driven by a shift in the allocation of assets under management to lower fee products such as cash management and alternative solutions.

Incentive Income:

Incentive income increased to $5.2 million in the first quarter 2011 from $2.0 million in the comparable prior year period largely due to the performance of the value & opportunity funds, our real estate funds and the credit funds.  Since the first quarter of 2010, most of the incentive fee-eligible funds of the Company have passed their high-water mark thresholds and have become incentive fee eligible.

Investment Income:

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income increased 51% to $17.2 million in the first quarter 2011, from $11.4 million in the comparable prior year period. The increase to investment income was driven by improved performance across certain investment strategies within our investment portfolio, particularly the concentrated public equity, credit, deep value and global macro strategies.  Approximately 90% of investment income in the first quarter 2011 was generated from the trading strategy segment of the portfolio, which primarily generates realized gains/losses, and interest and dividend income.

Brokerage

Brokerage revenue was $27.6 million in the first quarter 2011, a decrease of 7% compared to $29.6 million in the first quarter 2010. The decline was primarily associated with decreased customer activity in the Company’s facilitation business as cash equities volumes remained at subdued levels thus far in 2011.  Aggregate NYSE and NASDAQ trading volumes declined by 9% during the quarter on a year-over-year basis.(1)

The Company continues to takes steps in 2011 to expand its electronic trading platform, which we believe will help to offset declining revenues driven by industry-wide waning cash equities volumes.  As the Company announced in a recent press release, Cowen has made significant

(1) Source: Bloomberg.  Industry-wide volume trend is based on aggregate NYSE and NASDAQ trading volumes.  NYSE activity includes total volume of shares traded for all securities on NYSE using only NYSE volume. NASDAQ activity based on the NASDAQ Composite Total Volume Index.

progress towards the expansion of its sales and trading platform having completed the hiring of senior personnel in its Electronic Products, Quantitative Trading Solutions, Institutional Convertible Securities and Equity Options teams.

Investment Banking

Investment banking revenue was $14.7 million in the first quarter 2011, an increase of $8.7 million, or 145%, compared to $6.0 million in the first quarter 2010.  The increase in revenues was primarily due to an increased equity underwriting activities.

•                  Equity underwriting revenue was $11.3 million in the first quarter 2011, an increase of $9.9 million as compared to revenues of $1.4 million in the comparable prior year period.  During the current quarter the Company completed twelve equity underwriting transactions (including one convertible senior notes offering) with an aggregate transaction value of $5.1 billion (including one $3.8 billion transaction), as compared to four transactions in the prior year quarter with an aggregate transaction value of $379 million.

•                  Private placement and registered direct revenue was $0.9 million in the first quarter 2011, an increase of $0.3 million compared to $0.6 million in the first quarter 2010.  The Company completed one private transaction in each of the respective periods.

•                  Strategic advisory revenue was $0.9 million in the first quarter 2011, a decrease of $3.1 million compared to $4.0 million in the first quarter 2010.

•                  Debt capital markets revenue was $1.5 million in the first quarter 2011.  The Company completed one debt capital markets transaction in the current quarter and did not complete any in the first quarter 2010.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2011 first quarter financial results on Friday, May 6, 2011, at 9:00 am EST.  The call can be accessed by dialing 1-800-920-8624 domestic or 1-617-597-5430 international.  The passcode for the call is 84433766.  A replay of the call will be available beginning at 12:00 pm May 6, 2011 through May 13, 2011.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 46304675.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment management segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Peter Poillon
Cowen Group, Inc.
(646) 562-1983

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues
Investment banking	$14,682	$6,005
Brokerage	27,591	29,575
Management fees	11,164	9,270
Incentive income	4,381	2,093
Interest and dividends	4,559	804
Reimbursement from affiliates	1,009	1,742
Other	690	622
Consolidated Funds
Interest and dividends	169	5,781
Other	—	366
Total revenues	64,245	56,258
Expenses
Employee compensation and benefits	45,087	43,392
Floor brokerage and trade execution	4,110	5,028
Interest and dividends	2,609	446
Professional, advisory and other fees	7,140	2,388
Service fees	3,612	3,812
Communications	2,893	3,302
Occupancy and equipment	5,122	5,629
Depreciation and amortization	2,058	2,494
Client services and business development	4,677	4,164
Other	4,295	7,386
Consolidated Funds
Interest and dividends	46	1,568
Professional, advisory and other fees	460	678
Floor brokerage and trade execution	—	709
Other	122	204
Total expenses	82,231	81,200
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	17,283	1,524
Consolidated Funds net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	2,343	19,218
Net realized and unrealized gains (losses) on derivatives	(441)	(220)
Net gains (losses) on foreign currency transactions	(156)	(725)
Total other income (loss)	19,029	19,797

Income (loss) before income taxes	1,043	(5,145)
Income (loss) before income taxes	163	(266)
Net income (loss)	880	(4,879)
(Net income) loss attributable to noncontrolling interests in consolidated subsidiaries	(798)	(8,097)
Net income (loss) attributable to Cowen Group, Inc.	$82	$(12,976)
Earnings (loss) per share:
Basic	$0.00	$(0.18)
Diluted	$0.00	$(0.18)

Weighted average shares used in per share data:
Basic	74,160	72,509
Diluted	76,083	72,509

Fund Performance

The table below sets forth performance information as of March 31, 2011, for the Company’s currently offered funds and the Ramius Enterprise LP fund, in which the Company has a substantial equity investment. The performance reflected below is representative of the net return of the most recently issued full fee paying class of fund interests offered for the respective fund. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor’s current month ending equity as a percentage of their prior month’s ending equity, adjusted for the current month’s subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return.  Performance information for the Cowen Healthcare Royalty Partners funds are not presented due to existing confidentiality provisions.

			Performance for
			3 Months Ended		Year Ended December 31,
Platform	Strategy	Fund Name (1)	March 31, 2011		2010		2009	2008		2007

Hedge Funds	Single Strategy	Ramius Value and Opportunity	7.45%		31.70%		16.88%	(20.81)%		6.34%
		Fund Ltd.
		(Inception Mar. 1, 2006)

		Ramius Global Credit Fund LP (2)	4.38%		17.68%		3.25%	N/A		N/A
		(Inception Oct. 1, 2009)

	Multi-Strategy	Ramius Enterprise LP	0.12	%(3)	3.53	%(3)	4.92%	(25.38	)%(3)	24.91%
		(Inception Jan. 1, 2008)

Alternative Solutions	Managed Accounts	Activist Portfolio with Hedging Overlay	0.27%		6.93%		12.03%	(8.90)%		2.47%
		(Inception Sept. 1, 2007)

	Global Macro/	RTS Global Fund LP	(3.05)%		4.61%		N/A	N/A		N/A
	Managed Futures	(Inception Mar. 1, 2010)

		RTS Global 3X Fund LP	(8.65)%		18.51%		N/A	N/A		N/A
		(Inception Mar. 1, 2010)

Real Estate	Debt	RCG Longview Debt Fund IV, L.P. (4)	2.82%		14.48%		(19.46)%	(8.57)%		8.34%
		(Inception Nov. 12, 2007)

	Equity	RCG Longview Equity Fund, L.P. (4)	6.11%		21.74%		(0.87)%	(14.85)%		(3.64)%
		(Inception Nov. 22, 2006)

Other	Cash Management		0.19%		0.96%		(0.28)%	3.67%		5.24%

(1)

Products included above represent funds and accounts with assets under management greater than $200 million (excluding CHRP and Ramius Multi Strategy Fund Ltd), the Company’s single strategy funds and the Ramius Trading Strategies funds. Ramius Multi Strategy Fund Ltd and Ramius Enterprise LP have been closed to new investors and we began winding down these funds in 2010. Ramius Enterprise LP has been included above as the firm maintains a substantial proprietary equity investment in this entity. The inception date for a fund or account represent the initial date that the fund or account accepted capital from third party investors. As of April 1, 2011, the net assets of the funds presented above were $3.87 billion, or 40% of the total assets under management as of April 1, 2011 of $9.74 billion. Excluded from the table above are funds and managed accounts with $5.87 billion, or 60%, of total assets under management as of April 1, 2011. These include a total of 63 smaller individual funds and managed accounts, the Ramius Multi Strategy Fund Ltd and the Cowen Healthcare Royalty Partners funds.

(2)	Effective July 1, 2010 the fund is no longer offering Class A to new investors, as such, the returns included above reflect only Class B returns.
(3)	Performance does not reflect any change in valuation for LBIE assets which have been segregated.
(4)

Returns for each period represent net internal rates of return to limited partners after management fees and incentive allocations, if any, and are computed on a year-to-year basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements and the timing of capital transactions. The hypothetical liquidation value may not reflect the ultimate value that may be realized from the real estate investments, particularly given the relatively long period of time that the real estate investments may be held under the terms of the real estate fund documents.

 Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); and (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization,

•                  Share-based and other non-cash deferred compensation expense, and

•                  Real estate related incentive fee losses due to certain claw back and subordination agreements with investors in certain real estate funds.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended
	March 31,
	2011	2010
Revenues
Investment banking	$14,682	$6,005
Brokerage	27,591	29,575
Management fees	14,047	12,615
Incentive income	5,163	1,982
Investment income	17,209	11,421
Other revenue	1,054	73
Total revenues	79,746	61,671
Expenses
Employee compensation and benefits	42,737	41,279
Interest and dividends	217	116
Fixed non-compensation expenses	21,587	24,465
Variable non-compensation expenses	8,948	8,786
Reimbursement from affiliates	(1,169)	(1,887)
Total expenses	72,320	72,759
Net economic income (loss) before non-controlling Interests	7,426	(11,088)
Non-controlling interests	(475)	(41)
Economic income (loss)	$6,951	$(11,129)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic income (loss)	$6,951	$(11,129)
Exclusion of depreciation and amortization expense	2,058	2,494
Exclusion of share-based and other non-cash deferred compensation expense	4,070	2,049
Exclusion of real estate related incentive fee (gain) loss	(782)	111
Economic Income (Loss) Excluding Certain Non-cash Items	$12,297	$(6,475)

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2011

(Dollar amounts in thousands)

	Three Months Ended March 31, 2011
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$14,682	—		—	$14,682
Brokerage	27,591	—		—	27,591
Management fees	11,164	2,369	(a)	514	14,047
Incentive income	4,381	782	(a)	—	5,163
Investment Income	—	17,209	(c)	—	17,209
Interest and dividends	4,559	(4,559	)(c)	—	—
Reimbursement from affiliates	1,009	(1,168	)(b)	159	—
Other Revenue	690	364	(c)	—	1,054
Consolidated Funds	169	—		(169)	—
Total revenues	64,245	14,997		504	79,746

Expenses
Compensation & Benefits	45,087	(2,350)		—	42,737
Interest and dividends	2,609	(2,392	)(c)	—	217
Non-compensation expenses - Fixed	—	21,587	(c)	—	21,587
Non-compensation expenses - Variable	—	8,948	(c)(d)	—	8,948
Non-compensation expenses	33,907	(33,907	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,169	)(b)	—	(1,169)
Consolidated Funds	628	—		(628)	—
Total expenses	82,231	(9,283)		(628)	72,320

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	17,283	(17,283	)(c)	—	—
Consolidated Funds net gains (losses)	1,746	(291)		(1,455)	—
Total other income (loss)	19,029	(17,574)		(1,455)	—

Income (loss) before income taxes and non-controlling interests	1,043	6,706		(323)	7,426

Income taxes (Benefit)	163	(163	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	880	6,869		(323)	7,426

(Income) loss attributable to non-controlling interests	(798)	—		323	(475)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$82	$6,869		—	$6,951

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the Company. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes our income from proprietary trading net of financing costs and related expenses.
(d)	Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2010

(Dollar amounts in thousands)

	Three Months Ended March 31, 2010
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$6,005	—		—	$6,005
Brokerage	29,575	—		—	29,575
Management fees	9,270	2,450	(a)	895	12,615
Incentive income	2,093	(111	)(a)	—	1,982
Investment Income	—	11,421	(c)	—	11,421
Interest and dividends	804	(804	)(c)	—	—
Reimbursement from affiliates	1,742	(1,887	)(b)	145	—
Other Revenue	622	(549	)(c)	—	73
Consolidated Funds	6,147	—		(6,147)	—
Total revenues	56,258	10,520		(5,107)	61,671

Expenses
Compensation & Benefits	43,392	(2,113)		—	41,279
Interest and dividends	446	(330	)(c)	—	116
Non-compensation expenses - Fixed	—	24,465	(c)	—	24,465
Non-compensation expenses - Variable	—	8,786	(c)(d)	—	8,786
Non-compensation expenses	34,203	(34,203	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,887	)(b)	—	(1,887)
Consolidated Funds	3,159			(3,159)	—
Total expenses	81,200	(5,282)		(3,159)	72,759

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,524	(1,524	)(c)	—	—
Consolidated Funds net gains (losses)	18,273	(12,165)		(6,108)	—
Total other income (loss)	19,797	(13,689)		(6,108)	—

Income (loss) before income taxes and non-controlling interests	(5,145)	2,113		(8,056)	(11,088)

Income taxes (Benefit)	(266)	266	(b)		—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(4,879)	1,847		(8,056)	(11,088)

(Income) loss attributable to non-controlling interests	(8,097)	—		8,056	(41)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(12,976)	$1,847		—	$(11,129)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the Company. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes our income from proprietary trading net of financing costs and related expenses.
(d)	Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.